Exhibit  23.1                    Consent  of  Grant  Thornton



                         CONSENT OF INDEPENDENT AUDITORS

The  Board  of  Directors
Centenary  International  Corp.

We have issued our report dated March 2, 1999 accompanying the Consolidated Financial Statements of Centenary International Corp. included in the 1998 Annual Report of the Company to its shareholders for the years ended December 31, 1998 and 1997, which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/  Grant  Thornton

Buenos  Aires,  Argentina
September  15,  1999




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